Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Suffolk Bancorp

We have issued our reports dated March 15, 2011, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Suffolk Bancorp and subsidiaries on Form 10-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Suffolk Bancorp on Form S-3 (File No. 333-160829, effective July, 27, 2009).

GRANT THORNTON LLP

New York, New York

March 15, 2011